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                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation of our report dated October 6, 1997 (except with respect to the matter discussed in Note 10, as to which the date is November 7, 1997) on the financial statements of Incendere, Inc., and our report dated October 6, 1997 (except with respect to the matter discussed in Note 4, as to which the date is November 3, 1997) on the statements of net assets to be sold and the statements of revenues and expenses excluding income taxes of the Medical Waste Division of York Waste Disposal, Inc., both included in this Form 8-K/A-1, into the previously filed registration statement of Med/Waste, Inc. on Form S-3 dated December 19, 1997 (Registration No. 333-42761).


ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
   January 12, 1998.



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